UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 29, 2002
                Date of Report (Date of earliest event reported)

                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


             MISSOURI                       0-20632             43-1175538
   (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
        of incorporation)                                    Identification No.)


                   135 North Meramec, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                FIRST BANKS, INC.

                                TABLE OF CONTENTS





                                                                           Page
                                                                           ----

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.....................   1

SIGNATURES...............................................................   2

               ITEM 5 - OTHER EVENTS AND REGULATION FD DISCLOSURE


     On January 29, 2002, First Banks, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2001. A copy of this press release is attached as Exhibit 99.2.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                FIRST BANKS, INC.




                                   By:   /s/ James F. Dierberg
                                      ------------------------------------------
                                             James F. Dierberg
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer
January 29, 2002                             (Principal Executive Officer)





                                   By:   /s/ Allen H. Blake
                                       -----------------------------------------
                                             Allen H. Blake
                                             President, Chief Operating Officer
                                             and Acting Chief Financial Officer
January 29, 2002                             (Principal Financial and Accounting
                                             Officer)

                                                                  Exhibit 99.2


                                First Banks, Inc.
                               St. Louis, Missouri


Contact: Allen H. Blake
         President and Chief Operating Officer
         First Banks, Inc.
         (314) 592-5000

Traded:  NASDAQ
Symbol:  FBNKO - (First Preferred Capital Trust, a subsidiary of First Banks,
                 Inc.)
         FBNKN - (First Preferred Capital Trust II, a subsidiary of First Banks,
                 Inc.)
         FBNKM - (First Preferred Capital Trust III, a subsidiary of First
                 Banks, Inc.)

FOR IMMEDIATE RELEASE:

                           First Banks, Inc. Announces
                    Fourth Quarter and Year End 2001 Earnings

     St. Louis, Missouri, January 29, 2002. First Banks, Inc. ("First Banks" or "the Company") reported earnings of $29.9 million, or $1,225.79 per common share on a diluted basis, for the quarter ended December 31, 2001, compared to $12.8 million, or $519.78 per common share on a diluted basis, for the comparable period in 2000. Net income for the years ended December 31, 2001 and 2000 was $64.5 million and $56.1 million, or $2,626.77 and $2,267.41 per common share on a diluted basis, respectively.

     The Company recorded a provision for income taxes included in earnings of $5.9 million for the three months ended December 31, 2001. The provision includes the effect of an $8.1 million reduction in the deferred tax asset valuation allowance of First Banks' majority-owned subsidiary, First Banks America, Inc. ("FBA"). The Company determined the deferred tax asset valuation allowance was no longer necessary as overall net deferred tax assets are expected to be recoverable through future earnings.

     In addition, the implementation of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), on January 1, 2001, resulted in the recognition of a cumulative effect of change in accounting principle of $1.4 million, net of tax, which reduced net income. Excluding this item, net income was $65.9 million, or $2,684.93 per common share on a diluted basis, for the year ended December 31, 2001.

     James F. Dierberg, Chairman and Chief Executive Officer of First Banks, said, "Earnings before income taxes, minority interest in income of subsidiary and the cumulative effect of change in accounting principle have increased 74.15% and 6.40% for the three months and year ended December 31, 2001, respectively, over the comparable periods in 2000. The improved earnings primarily result from increased net interest income and noninterest income, including a gain on the exchange of an equity investment in an unaffiliated financial institution. These increases were partially offset by increased provisions for loan losses and higher operating expenses, including nonrecurring charges associated with the establishment of a specific reserve related to a contingent liability and the settlement of certain litigation."

     Commenting further, Dierberg added, "Net interest income increased primarily as a result of increased earning assets generated through internal loan growth along with our acquisitions of Lippo Bank, First Capital Group, Inc., Bank of Ventura, Commercial Bank of San Francisco, Millennium Bank and Bank of San Francisco, completed during 2000, and Charter Pacific Bank and BYL Bancorp, completed in 2001. However, the improvement in net interest income was partially mitigated by continued reductions in prevailing interest rates throughout 2001."

     The Company recorded a provision for loan losses of $9.6 million and $23.5 million for the three months and year ended December 31, 2001, respectively, compared to $3.1 million and $14.1 million for the comparable periods in 2000. The significant increase in the provision for loan losses reflects increases in total loans outstanding, net loan charge-offs, past due loans and nonperforming assets, as well as the recessionary economic conditions prevalent within the Company's markets.

     Noninterest income increased to $40.9 million and $98.6 million for the three months and year ended December 31, 2001, respectively, from $11.0 million and $42.8 million for the comparable periods in 2000. The increase is primarily due to a $19.1 million pre-tax gain recorded in the fourth quarter of 2001 in conjunction with the exchange of an equity investment relating to the common stock in an unaffiliated publicly traded financial institution for $10.0 million in cash and a $14.4 million equity investment in the acquiring unaffiliated financial institution. The increase also reflects net gains on derivative instruments of $4.2 million and $18.6 million for the three months and year ended December 31, 2001, respectively, which includes mark-to-market adjustments under SFAS 133, as well as $279,000 and $4.0 million of net gains recorded for the three months and year ended December 31, 2001, respectively, resulting from the terminations of certain interest rate swap and floor agreements. In addition, the overall increase in noninterest income reflects increased gains on mortgage loans sold resulting from increased volumes of loan originations and refinancings, increased service charges on deposit accounts, a $1.9 million pre-tax gain on the sale of the credit card loan portfolio, increased brokerage revenue, increased income on bank-owned life insurance and increased income associated with the Institutional Money Management and the International Banking Divisions.

     Operating expenses increased to $59.4 million and $230.3 million for the three months and year ended December 31, 2001, respectively, from $48.7 million and $171.2 million for the comparable periods in 2000. The increased operating expenses result primarily from: acquisitions completed during 2000 and 2001; higher salaries and employee benefit expenses associated with a competitive employment market; higher information technology fees due to growth and technological advancements in product and service offerings; higher legal, examination and professional fees associated with certain litigation and the continued expansion of overall corporate activities; increased amortization of intangibles associated with the aforementioned acquisitions completed during 2000; a nonrecurring litigation settlement charge included in other expense; and a $1.8 million charge to other expense associated with the establishment of a specific reserve for an unfunded letter of credit. For the year ended December 31, 2001, guaranteed preferred debentures expense of $6.0 million and $634,000 on the trust preferred securities issued by First Preferred Capital Trust II in October 2000 and First Preferred Capital Trust III in November 2001, respectively, also contributed to the overall increase in operating expenses. These higher operating expenses, exclusive of the litigation settlement and the specific reserve for the unfunded letter of credit, are reflective of significant investments that have been made in personnel, technology, equipment, facilities and new product and business lines which are part of First Banks' overall strategic growth plan. The payback on these investments is expected to occur over time through higher and more diversified revenue streams.

     As previously announced, FBA completed its acquisitions of Charter Pacific Bank, Agoura Hills, California, on October 16, 2001 and BYL Bancorp and its wholly-owned banking subsidiary, BYL Bank Group, Orange, California, on October 31, 2001. In addition, First Banks completed its acquisitions of Union Financial Group, Ltd. ("UFG"), Swansea, Illinois, on December 31, 2001 and Plains
Financial Corporation ("PFC"), Des Plaines, Illinois, on January 15, 2002. Charter Pacific Bank, BYL Bancorp, UFG and PFC had assets of $101.5 million, $281.5 million, $341.4 million and $250.0 million, respectively, at the time of the acquisitions.

     At December 31, 2001, First Banks had consolidated assets of $6.78 billion and operated 150 offices in Missouri, Illinois, California, Texas and New Mexico.

                                      # # #

This release contains forward-looking statements that are subject to risks and uncertainties arising out of or affecting the Company's business, not all of which can be predicted or anticipated. These statements are based on information currently available to First Banks' management, and numerous factors might cause actual results to differ materially from those contemplated in the forward-looking statements. For additional information, see the discussions of forward-looking statements that appear in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of First Banks' most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

                                                     FIRST BANKS, INC.
                                                     FINANCIAL SUMMARY
                                             (in thousands, except per share data)
                                                       (unaudited)

                                     Condensed Consolidated Statement of Income Information



                                                                  Three months ended           Year ended
                                                                     December 31,             December 31,
                                                                ----------------------    --------------------
                                                                   2001         2000         2001        2000
                                                                   ----         ----         ----        ----

Interest income...............................................  $ 104,626     113,366      444,743     422,826
Interest expense..............................................     39,641      51,481      191,014     187,679
                                                                ---------    --------     --------    --------

   Net interest income........................................     64,985      61,885      253,729     235,147

Provision for loan losses.....................................      9,600       3,060       23,510      14,127

Noninterest income............................................     40,865      10,993       98,609      42,778
Noninterest expense...........................................     59,433      48,677      230,261     171,163
                                                                ---------    --------     --------    --------

   Income before provision for income taxes, minority
     interest in income of subsidiary and cumulative
     effect of change in accounting principle.................     36,817      21,141       98,567      92,635


Provision for income taxes....................................      5,928       7,794       30,048      34,482
                                                                ---------    --------     --------    --------

   Income before minority interest in income of
     subsidiary and cumulative effect of change in
     accounting principle.....................................     30,889      13,347       68,519      58,153
Minority interest in income of subsidiary.....................      1,007         557        2,629       2,046
                                                                ---------    --------     --------    --------

   Income before cumulative effect of change in accounting
     principle................................................     29,882      12,790       65,890      56,107

Cumulative effect of change in accounting principle,
   net of tax.................................................         --          --       (1,376)         --
                                                                ---------    --------     --------    --------

   Net income.................................................  $  29,882      12,790       64,514      56,107
                                                                =========    ========     ========    ========

Basic earnings per common share:
   Income before cumulative effect of change in principle.....  $1,251.86      529.46     2,751.54    2,338.04
   Cumulative effect of change in accounting principle,
      net of tax..............................................         --          --       (58.16)         --
                                                                ---------    --------     --------    --------
                                                                $1,251.86      529.46     2,693.38    2,338.04
                                                                =========    ========     ========    ========

Diluted earnings per common share:
   Income before cumulative effect of change in principle.....  $1,225.79      519.78     2,684.93    2,267.41
   Cumulative effect of change in accounting principle,
      net of tax..............................................         --          --       (58.16)         --
                                                                ---------    --------     --------    --------
                                                                $1,225.79      519.78     2,626.77    2,267.41
                                                                =========    ========     ========    ========

                                     Condensed Consolidated Balance Sheet Information

                                                                          December 31,       December 31,
                                                                              2001               2000
                                                                        ---------------      -------------

Total assets.........................................................    $   6,778,451           5,876,691
Loans, net of unearned discount......................................        5,408,869           4,752,265
Allowance for loan losses............................................           97,164              81,592
Deposits.............................................................        5,683,904           5,012,415
Note payable.........................................................           27,500              83,000
Stockholders' equity.................................................          448,657             352,846
Nonperforming assets.................................................           71,624              55,653
